UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3939 North First Street, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 16, 2010, SunPower Corporation (the “Company”) entered into an agreement (the “Assignment Agreement”) with Deutsche Bank AG - London Branch (“Deutsche Bank”) under which the Company assigned to Deutsche Bank certain Claims (described below) against Lehman Brothers International (Europe) (“LBIE”) and Lehman Brothers Holdings Inc. (“Lehman”) in connection with a share lending arrangement.

As previously disclosed, concurrent with its offering of its 1.25% senior convertible debentures in February 2007, the Company lent 2.9 million shares of its class A common stock to LBIE, an affiliate of Lehman, one of the underwriters of the 1.25% debentures. The loaned shares were to be used to facilitate the establishment by investors in the 1.25% debentures of hedged positions in the Company's class A common stock. The Company did not receive any proceeds from these offerings of class A common stock, but received a nominal lending fee of $0.001 per share for each share of common stock that was loaned to LBIE. On September 15, 2008, Lehman filed a petition for protection under Chapter 11 of the U.S. bankruptcy code, and LBIE commenced administration proceedings (analogous to bankruptcy) in the United Kingdom. The Company filed a claim in the LBIE proceeding for $240.9 million (the “LBIE Claim”) and a corresponding claim in the Lehman Chapter 11 proceeding under Lehman's guaranty of LBIE's obligations (the “Lehman Claim” and, together with the LBIE Claim, the “Claims”). The fair value of the 2.9 million shares loaned and unreturned by LBIE was $213.4 million on September 15, 2008, which was expensed by the Company retrospectively in the third quarter of fiscal 2008.

Under the Assignment Agreement, Deutsche Bank paid the Company $24.0 million for the Claims on December 16, 2010, and the Company will receive, upon the final allowance or admittance of the Claims in the U.K. and U.S. proceedings, (a) 16% of the allowed or admitted amount of the Lehman Claim that is above $50 million, and (b) 31% of the allowed or admitted amount of the LBIE Claims that is above $50 million.  The Company cannot predict the amounts at which the Claims will be finally allowed or admitted in the proceedings and cannot guarantee that it will receive any additional payment for the Claims.
In accordance with General Instruction B.2 of Form 8-K, the information set forth herein is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 16, 2010	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer